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NS Group, Inc. Form 10-Q March 31, 2002                            Exhibit 10.3


                          SALARY CONTINUATION AGREEMENT



         This Agreement is entered into between NS Group, Inc., a corporation having its corporate office in Newport, Kentucky ("Company"), and Rene J. Robichaud ("Participant"), effective as of March 1, 2002.

                                   WITNESSETH
                                   ----------

         WHEREAS, Participant is employed by the Company, and by reason thereof, has acquired experience and knowledge of considerable value to the Company; and

         WHEREAS, the Company wishes to offer an inducement to Participant to remain in its employ by compensating him beyond his regular salary, for services which he had rendered or will hereafter render; and

         WHEREAS, Participant is willing to continue in the employ of the Company until his retirement, or until it is mutually agreed by both the Company and Participant that his services are no longer necessary.

         NOW THEREFORE, it is mutually agreed as follows:

         1. As of the date of this Agreement, and subject to the terms of the Employment Agreement dated as of March 1, 2002, and any subsequent or successor agreement between Participant and the Company ("Employment Agreement"), Participant is employed by the Company, and Participant hereby agrees to continue such employment upon the terms and conditions set forth in this Agreement. Except as provided in the Employment Agreement, Participant is an "at will" employee of the Company and this Agreement does not impose any obligation for the employment relationship to continue for a specified period of time.

         2. As compensation for his services, the Company hereby agrees to pay Participant and Participant hereby agrees to accept from the Company, a yearly salary to be determined by the Board of Directors of the Company.

         3. Subject to the limitations set forth in Sections 9 and 11 below, in the event that Participant retires from active employment with the Company after attaining age 62, the Company shall pay Participant a monthly amount for life commencing on the first day of the month following the date of such retirement equal to fifty-percent (50%) of the Participant's monthly base salary for the month prior to the month in which the Participant retires from active employment with the Company (the "Monthly Payment"); provided, however, that such Monthly Payment shall be no less than one-twenty-fourth (1/24th) of the Participant's annualized base salary for the calendar year immediately preceding the Participant's retirement from active employment with the Company. The

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Company may, in its sole discretion, provide that Participant may begin receiving the benefits provided for in this Agreement before attaining age 62, subject to such actuarial reductions as the Company may deem appropriate to reflect the early commencement of benefits.

         4. In the event that Participant dies (a) while in the active employ of the Company, or (b) after becoming fully vested in the benefits provided pursuant to this Agreement because of either a permanent disability or a Change of Control (as provided for in paragraphs 6 and 7) but prior to the commencement of payments hereunder, Participant's spouse at the time of death shall be entitled to receive Monthly Payments commencing on the first day of the month following Participant's death and ending on the earlier of (i) the first day of the month during which the spouse dies and (ii) the date on which the 120th Monthly Payment is made. In the event that Participant dies (and is survived by a spouse) while receiving Monthly Payments hereunder but prior to receipt of at least 120 such payments, the spouse shall be entitled to continue receiving such payments until the earlier of (i) the first day of the month during which the spouse dies and (ii) the date on which the 120th Monthly Payment is made.

         5. Upon retirement from the Company at or following attainment of age 62, continued health insurance coverage shall be provided for Participant and the person (if any) who is his spouse at the time of retirement. The coverage will be the same as that which may be provided from time to time to active employees, and will be paid for by the Company on the same basis as such coverage is provided to other salaried employees of the Company. Such coverage will continue for Participant until Participant reaches the age at which he is eligible for Medicare and for Participant's spouse until she reaches the age at which she is eligible for Medicare; provided, however, for any period during which the Participant or the Participant's spouse is eligible for any other group health plan, as an employee or otherwise, the health insurance coverage provided under this Section shall be the secondary plan and the group health plan under which the Participant or Participant's spouse is eligible shall be the primary plan.

         6. In the event that Participant becomes permanently disabled (as defined in the Company's long-term disability plan which covers the Participant) while in the active employ of the Company, Participant shall become fully vested in the benefits provided pursuant to paragraph 3 of this Agreement, and shall begin receiving such benefits at the later of age 62 or when long-term disability benefits are no longer payable to Participant.

         7. In the event of a "Change of Control" of the Company while Participant is in the active employ of the Company, Participant shall become fully vested in the benefits provided pursuant to paragraph 3 of this Agreement, and such benefits shall be based upon Participant's monthly base salary for the month prior to the month of such Change of Control. Participant must wait until age 62 to begin receiving these benefits. For purposes of this Agreement, "Change of Control" shall mean the happening of any of the following:

              (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person (i.e., individual, corporation,



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partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Person described in clause (i) of the definition of "Affiliate," as set forth below. For purposes of the definition of Change of Control, an "Affiliate" of any specified Person means: (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above or (iii) any Person in which such Person has, directly or indirectly, a 5 % or greater voting or economic interest or the power to control. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

         (b) the consummation of any consolidation or merger of the Company with or into another corporation with the effect that the stockholders of the Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

         (c) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

         (d) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) ("Beneficial Owner") of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

         (e) a Person or Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of the Company;

PROVIDED that the Person or Group of Persons referred to in clauses (a), (d) and
(e) shall not mean Clifford Borland or any Group of Persons with respect to which Clifford Borland is the Beneficial Owner of the majority of the voting equity interests.



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         8. Notwithstanding any other provision of this Agreement, the Company has an unconditional right to offset any amounts which Participant owes the Company against amounts due under this Agreement.

         9. Participant agrees that if his employment with the Company is terminated for "Cause" (as defined below and regardless of whether Participant has attained the age of 62), Participant shall not be entitled to any benefits whatsoever provided under this Agreement and the Company shall have no liability or obligation to provide any such benefits to Participant pursuant to this Agreement. "Cause" shall be defined as (i) Conviction or judicial admission by the Participant of any felony criminal act, a crime involving moral turpitude, or a crime of fraud or dishonesty; (ii) acts by Participant constituting gross negligence or willful misconduct to the detriment of the Company; (iii) Participant's misfeasance, nonfeasance or malfeasance in the performance of his duties; (iv) Participant's failure or refusal to comply with the lawful directions of Company's Board of Directors or with the policies, standards and regulations of the Company after notice and failure to cure within thirty (30) days; or (v) Participant's breach of Sections 4, 5, 6, 7, or 9 of the Employment Agreement, or any similar provisions contained in any subsequent or successor agreement between Participant and Company.

         10. Participant agrees that, without the written consent of the board of directors of the Company, he will not, during the term of his employment with the Company or any business entity controlling, controlled by or under common control with the Company (an "Affiliate"), directly or indirectly (a) engage in any activity, or in any manner be connected with or employed by any person, firm, corporation, or any other entity, in competition with the Company or any Affiliate, or (b) call upon, solicit, divert, or take away or attempt to solicit, divert, or take away any of the customers or employees of the Company or any Affiliate. The parties agree that these restrictions against competition and solicitation will continue to apply after Participant's employment with the Company ends if and only if Participant's benefits are vested (i.e. Participant is entitled to receive Monthly Payments hereunder either immediately or upon the attainment of age 62), and in such event will remain in effect for 5 years after Participant's termination of employment. Participant further agrees that he will not, during the term of his employment with the Company or any Affiliate and for a period of 5 years thereafter, use or disclose to anyone not legally entitled thereto any confidential or proprietary information or trade secrets relating to the business of the Company. The covenants contained in this paragraph 10 are enhanced covenants not to compete that relate specifically to the salary continuation benefits provided under this Agreement and are not intended to supersede any covenants not to compete contained in any employment agreement between Participant and the Company.

         11. Participant agrees that, if he breaches any covenant of paragraph 10 above, no further payments shall be due or payable by the Company hereunder either to Participant or to Participant's spouse and the Company shall have no further liability or obligation hereunder. Solely with respect to this Agreement, the Company waives the right to injunctive relief with respect to a breach of any covenant of paragraph 10 after the Participant's termination of employment with the Company.



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         12. The benefits provided hereunder shall not affect the right of the
Participant to participate in any current or future Company retirement plan or in any supplemental compensation arrangement which constitutes a part of the Company's regular compensation structure. Upon Participant's termination of employment, his annual base salary and other benefits shall cease upon commencement of the benefits provided hereunder, except as required by applicable law or the applicable benefit plan.

         13. It is agreed that neither Participant nor Participant's spouse shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-transferable. In the event that Participant or Participant's spouse takes any action or agrees to take any action in violation of this paragraph, the Company shall have no further liability or obligation hereunder.

         14. If the Company acquires an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood by Participant and agreed to by him that neither Participant nor Participant's spouse shall have any right with respect to, or claim against, such policy or asset. Such policy or asset: (a) shall not be deemed to be held under any trust for the benefit of Participant or Participant's spouse; (b) shall not be held in any way as collateral security for the fulfillment of the obligations of the Company under this Agreement; and (c) shall be, and remain, a general unpledged, unrestricted asset of the Company.

         15. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns and other legal representatives. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the Company, each of the Company's Affiliates, Participant or Participant's spouse, and their respective successors, permitted assigns and other legal representatives.

         16. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         17. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but both of which taken together shall constitute one and the same instrument.

         18. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights and obligations of either of the parties hereunder, the Participant and a designated representative of the Company shall meet to negotiate and attempt to resolve such question in good faith. The Participant and such representative may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within fifteen (15) days after their first meeting, and if the issue in question has been initiated by Participant, then Participant shall have fifteen (15) days in which to provide the Company written notice that he elects to have



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the question resolved by a court and not to submit the question for final resolution by binding arbitration. If the issue in question has been initiated by the Company or if Participant shall not elect to have the question resolved by a court, then either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and judgment upon any award thereon may be entered in any court having jurisdiction thereof. The arbitration shall be held in Covington, Kentucky and shall be governed by the laws of the Commonwealth of Kentucky. In the event of any arbitration, the Participant shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. All out-of-pocket costs and expenses of the parties in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by the parties in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

         19. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable because it is overbroad, the other provisions hereof shall not be effected, and this agreement shall be modified to the extent necessary to make the invalid or unenforceable provision valid and enforceable to the maximum extent permissible under applicable law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky, and Participant and the Company hereby consent to the filing and conduct of any litigation concerning this Agreement exclusively in the Commonwealth of Kentucky.

         20. Whenever the singular number is used herein it shall include the plural if the context so requires and reference to the masculine gender herein shall be deemed to refer to all genders.

         21. The Company, or any successor thereto, may not amend or terminate this Agreement, without the written consent of Participant.

         22. The Company shall use its best efforts to cause this Agreement to be assumed by any successor to the Company by virtue of a sale of substantially all of its assets or otherwise.

         23. This Agreement shall supersede any previous agreement between Participant and the Company with regard to salary continuation benefits, which is deemed to be terminated.

I HAVE READ THIS SALARY CONTINUATION AGREEMENT AND, UNDERSTANDING ALL ITS TERMS, INCLUDING THAT THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES, I SIGN IT AS MY FREE ACT AND DEED.




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         IN WITNESS WHEREOF, Participant and the Company, by its duly authorized officer, have executed this Agreement as of March 1, 2002.

                                                 NS Group, Inc.

                                                 By:  /s/ Thomas J. Depenbrock

                                                 Title:  Secretary

                                                 Participant

                                                 /s/ Rene J. Robichaud


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